Item 5.  Other Events

     On December 30, 1997, the Corporation entered into an Agreement and Plan of Reorganization (the "Agreement") with Lewistown Trust Company ("Lewistown"), whereby Lewistown will be merged with and into The Juniata Valley Bank, a Pennsylvania banking institution and wholly owned subsidiary of the Corporation.

     The Corporation will exchange one (1) share of its common stock for each share of Lewistown common stock outstanding in a tax-free exchange. The consummation of the merger will be conditioned upon the receipt of regulatory and shareholders approvals.

     The press release announcing the agreement is attached hereto as
Exhibit 99.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Juniata Valley Financial Corp.
                                        ------------------------------
                                                  Registrant



     Date: January 8, 1998              ------------------------------
                                           A. Jerome Cook, President




EXHIBIT INDEX

Exhibit No.              Description
-----------              -----------

     99                  Press Release of Juniata Valley Financial Corp.
                         dated December 30, 1997.